As filed with the Securities and Exchange Commission on December 30, 2003
                                                      Registration No. 333-89038

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                 TELEBYTE, INC.
             (Exact name of registrant as specified in its charter)

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                Delaware                                 11-2510138
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

            270 Pulaski Road
              Greenlawn, NY                                11740
(Address of Principal Executive Offices)                 (Zip Code)

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                      TELEBYTE, INC. 2001 STOCK OPTION PLAN
                TELEBYTE, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

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                              Kenneth S. Schneider
                                270 Pulaski Road
                               Greenlawn, NY 11740
                                 (631) 423-3232
 (Name, address and telephone number, including area code, of agent for service)

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                                    Copy to:

                                Shalom Leaf, Esq.
                             Hogan & Hartson L.L.P.
                                 875 3rd Avenue
                               New York, NY 10022
                                 (212) 918-3000

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

                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-89038) (the "Registration Statement") of Telebyte, Inc. (the "Company") which was filed with the Securities and Exchange Commission and became effective on May 24, 2002. The Registration Statement registered an aggregate 900,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), for offering pursuant to the Company's 2001 Stock Option Plan and 2001 Employee Stock Purchase Plan.

      As previously announced, the Company's board of directors unanimously approved plans to deregister the Common Stock under the Securities and Exchange Act of 1934, as amended. In connection with the approval of those plans, the board of directors of the Company approved the termination of the offering pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenlawn, State of New York on December 30, 2003.

                                        TELEBYTE, INC.


                                        By: /S/ Kenneth S. Schneider
                                            ------------------------------------
                                                    Kenneth S. Schneider
                                                 Chairman of the Board and
                                                  Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on December 30, 2003 by the following persons in the capacities indicated:

               SIGNATURE                                   TITLE
               ---------                                   -----


      /s/ Kenneth Schneider               Chairman of the Board of Directors and
      ------------------------------      Chief Executive Officer
           Kenneth S. Schneider


      /s/ Michael Breneisen               President, Chief Financial Officer
      ------------------------------      (Principal Financial and Accounting
            Michael Breneisen             Officer)


      /S/ Jonathan Casher
      ------------------------------
              Jonathan Casher             Director


      /S/ Jamil Sopher
      ------------------------------
                Jamil Sopher              Director